Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688
FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	October 23, 2014
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS FINANCIAL RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014

Consolidated Results of Operations - Three-Month Periods Ended September 30, 2014 and 2013:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended September 30, 2014, reported net income was $28.1 million, or $2.18 per diluted share, as compared to $3.3 million, or $.26 per diluted share, during the third quarter of 2013.

Included in our reported results during the third quarter of 2014 was a $25.1 million gain ($1.95 per diluted share) resulting from the fair value recognition in connection with the purchase of minority interests in six majority-owned limited liability companies (“LLCs”), as discussed below, as well $198,000 ($.02 per diluted share) of transaction costs incurred during the quarter. After adjusting the reported results for the three-month period ended September 30, 2014 for these items, as reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), as well as the $39,000 of transaction costs incurred during the third quarter of 2013, our adjusted net income was $3.2 million, or $.25 per diluted share, during the third quarter of 2014, as compared to $3.3 million, or $.26 per diluted share, during the third quarter of 2013.

The decrease in adjusted net income of $96,000, or $.01 per diluted share, during the third quarter of 2014, as compared to the third quarter of 2013, was primarily attributable to a net increase in depreciation and amortization expense of approximately $400,000 resulting from the fair value recognition recorded in connection with our acquisition of minority ownership interests in various LLCs in January and August of 2014 (as discussed below), partially offset by approximately $300,000 of other combined net increases in net income including the net income generated at the properties acquired during 2014 (as discussed below).

As calculated on the Supplemental Schedule, our adjusted funds from operations (“AFFO”) were $8.9 million, or $.69 per diluted share, during the third quarter of 2014, as compared to $8.7 million, or $.69 per diluted share, during the third quarter of 2013. The $197,000 increase in our AFFO during the third quarter of 2014, as compared to the third quarter of 2013, was attributable to the above-mentioned $96,000 decrease in adjusted net income, offset by a $293,000 net increase in the depreciation and amortization expense incurred at our properties (on a consolidated and unconsolidated basis).

Consolidated Results of Operations - Nine-Month Periods Ended September 30, 2014 and 2013:

For the nine-month period ended September 30, 2014, reported net income was $35.3 million, or $2.74 per diluted share, as compared to $9.7 million, or $.76 per diluted share, during the comparable nine-month period of 2013.

As reflected on the Supplemental Schedule, after adjusting the reported results for the nine-month period ended September 30, 2014 for the gains on fair value recognition as discussed below, and the transaction costs incurred, and the nine-month period ended September 30, 2013 for the transaction costs incurred, our adjusted net income was $10.2 million, or $.79 per diluted share, during the first nine months of 2014 as compared to $9.8 million, or $.78 per diluted share, during the first nine months of 2013. The $374,000 increase in adjusted net income during the first nine months of 2014, as compared to the comparable period of 2013, was primarily attributable to: (i) combined net increases in net income of approximately $1.1 million, including the net income generated at the properties acquired during 2014 and 2013 and a $315,000 increase in bonus rentals earned in connection with the four hospitals leased to wholly-owned subsidiaries of Universal Health Services, Inc. (“UHS”), partially offset by; (ii) an increase in depreciation and amortization expense of approximately $700,000 resulting from the fair value recognition recorded in connection with our acquisition of minority ownership interests in various LLCs in January and August of 2014.

As calculated on the Supplemental Schedule, our AFFO were $26.7 million, or $2.07 per diluted share, during the first nine months of 2014, as compared to $26.2 million, or $2.06 per diluted share, during the first nine months of 2013. The $545,000 increase in our AFFO was primarily attributable to the above-mentioned $374,000 increase in adjusted net income, as well as a $171,000 net increase in the depreciation and amortization expense incurred at our properties (on a consolidated and unconsolidated basis).

Acquisitions:

In late August, 2014, we purchased the Hanover Emergency Center, a 22,000 rentable square feet, free-standing, full service emergency and imaging center, located in Mechanicsville, VA, for approximately $8.6 million. The single-tenant property is occupied pursuant to the terms of a 10-year lease with HCA Health Services of Virginia, Inc.

In January, 2014, we paid an aggregate of approximately $7.2 million to purchase the following in a single transaction: (i) The Children’s Clinic at Springdale - a 9,800 square foot, single-tenant medical office building located in Springdale, Arkansas, and; (ii) The Northwest Medical Center at Sugar Creek - a 16,700 square foot, multi-tenant medical office building located in Bentonville, Arkansas.

UHS Purchase Option Exercise and Potential Future Transactions:

During the third quarter of 2014, a wholly-owned subsidiary of UHS provided notification to us that, upon expiration of The Bridgeway’s current lease term in December, 2014, it intends to exercise its option to purchase the real property of the facility. We anticipate that the sale of The Bridgeway, a 103-bed behavioral health facility located in North Little Rock, Arkansas, will occur on December 31, 2014. Our revenues, net cash provided by operating activities and funds from operations have included approximately $1.1 million earned annually in connection with The Bridgeway’s lease. Pursuant to the terms of the lease, we and the wholly-owned subsidiary of UHS are both required to obtain appraisals of the property to determine its fair market value. Based upon the preliminary property appraisals obtained by each party, we estimate that the sales proceeds in connection with the divestiture of The Bridgeway will approximate $17.0 million to $17.5 million. Should the divestiture of The Bridgeway occur as outlined above, we estimate that our results of operations for the three and twelve-month periods ended December 31, 2014 will include a gain on divestiture of approximately $12.6 million to $13.1 million.

In addition, UHS is currently negotiating with us regarding our potential ownership of the real property of two free-standing emergency departments located in Texas which are currently under construction and scheduled to be completed during the first quarter of 2015. Since these potential transactions are contingent upon the completion and execution of acquisition and lease agreements (subsidiaries of UHS are expected to operate the facilities), we can provide no assurance that these transactions will ultimately occur. Should they occur, pursuant to the terms of acquisition and lease agreements as currently contemplated, we estimate that the aggregate acquisition cost of these facilities will approximate $12.5 million to $13.0 million, and the aggregate rental revenues earned at the commencement of the leases will approximate $850,000 to $900,000 annually.

Dividend Information:

The third quarter dividend of $.63 per share was paid on September 30, 2014.

Capital Resources Information:

At September 30, 2014, we had $120.5 million of borrowings outstanding under our $150 million revolving credit agreement and $23.3 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

At-the-market Equity Issuance Program (“ATM Program”):

During the fourth quarter of 2013, we commenced an at-the-market equity issuance program pursuant to the terms of which we may sell, from time-to-time, common shares of our beneficial interest up to an aggregate sales price of $50 million to or through Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), as sales agent and/or principal. Pursuant to this ATM Program, during the first nine months of 2014, we issued 57,410 shares at an average price of $42.67 per share (all issued during the first quarter of 2014) which generated approximately $2.3 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses). Since inception of this program, we have issued 212,123 shares at an average price of $41.97 per share, which generated approximately $8.4 million of net cash proceeds (net of compensation to Merrill Lynch and other various fees and expenses).

Purchase of Minority Interests and Consolidation of LLCs:

•	Effective January 1, 2014, we paid $170,000 to acquire the third-party minority ownership interests in Palmdale Medical Properties LLC (“Palmdale”) and Sparks Medical Properties LLC (“Sparks”) in which we previously held 95% noncontrolling majority ownership interests. As a result, we own 100% of each of these LLCs, which own multi-tenant medical office buildings, and began accounting for each on a consolidated basis effective January 1, 2014. Included in our financial results during the nine-month period ended September 30, 2014 is an aggregate net gain of $316,000 recorded in connection with fair value recognition of the assets and liabilities of these entities.

•	Effective August 1, 2014, we paid an aggregate of $6.8 million (consisting of $3.3 million in cash and $3.5 million in the form of a note payable to the previous third-party member) to purchase the minority ownership interests held by a third-party member in six LLCs (as noted in the table below) in which we previously held various noncontrolling, majority ownership interests ranging from 85% to 95%. As a result, we now own 100% of each of these LLCs, which own medical office buildings and a clinic, and began accounting for each on a consolidated basis effective August 1, 2014. Included in our financial results during the three and nine-month periods ended September 30, 2014 is an aggregate net gain of $25.1 million recorded in connection with fair value recognition of the assets and liabilities of these entities.

Name of LLC/LP	Ownership prior to minority interest purchase	Property Owned by LLC
DVMC Properties	90%	Desert Valley Medical Center
Santa Fe Scottsdale	90%	Santa Fe Professional Plaza
PCH Medical Properties	85%	Rosenberg Children’s Medical Plaza
Sierra Medical Properties	95%	Sierra San Antonio Medical Plaza
PCH Southern Properties	95%	Phoenix Children’s East Valley Care Center
3811 Bell Medical Properties	95%	3811 E. Bell Medical Building Medical Plaza

As a result of the purchase of the minority interests in the above-mentioned entities, we began accounting for each of these LLCs on a consolidated basis as of the effective date of the purchase of the minority ownership interests (each were previously accounted for on an unconsolidated basis). In addition, prior to our purchase of the minority ownership interest in Palmdale (effective January 1, 2014), and as a result of master lease agreement with a wholly-owned subsidiary of UHS which expired on July 1, 2013, Palmdale was previously included in our financial statements on a consolidated basis during the period of January 1, 2013 through June 30, 2013 and on an unconsolidated basis during the period of July 1, 2013 through December 31, 2013. The table below provides supplemental financial information related to each of the above-mentioned entities for the three and nine-month periods ended September 30, 2013, as reflected on a financial statement presentation basis similar to the presentation applied for each entity for the three and nine-month periods ended September 30, 2014 (amounts in thousands).

	Three	Nine
	Months ended	months ended
	September 30, 2013	September 30, 2013
Revenues:	$1,548	$2,124

Expenses:
Depreciation and amortization	382	548
Other operating expenses	767	1,134

	1,149	1,682

Income before interest expense	399	442
Interest expense, net	(328)	(453)

Net income/(loss) (reflected as equity in income/(loss) of unconsolidated LLCs)	$71	($11)

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have investments in fifty-nine properties located in seventeen states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2013 and in Item 2-Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2014), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, and adjusted funds from operations (“AFFO”) and AFFO per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effect of the gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs (during the three and nine-months ended September 30, 2014). AFFO was also computed for the three and nine-month periods ended September 30, 2014 and 2013, as reflected on the Supplemental Schedules and discussed herein, and includes the adjustments made to FFO, as mentioned above, as well as for transaction costs related to acquisitions. FFO/AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO/AFFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO/AFFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2013 and our Report on Form 10-Q for the quarterly period ended June 30, 2014. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2014 and 2013

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Base rental - UHS facilities	$3,864	$3,587	$11,694	$11,181
Base rental - Non-related parties	8,235	6,905	22,506	20,979
Bonus rental - UHS facilities	1,157	1,075	3,529	3,214
Tenant reimbursements and other - Non-related parties	1,804	1,782	5,585	5,091
Tenant reimbursements and other - UHS facilities	198	99	549	370

	15,258	13,448	43,863	40,835

Expenses:
Depreciation and amortization	5,247	4,577	14,855	14,113
Advisory fees to UHS	653	603	1,883	1,759
Other operating expenses	4,462	3,636	12,529	11,045
Transaction costs	198	39	301	170

	10,560	8,855	29,568	27,087

Income before equity in income of unconsolidated limited liability companies (“LLCs”), interest expense and gains	4,698	4,593	14,295	13,748

Equity in income of unconsolidated LLCs	499	515	1,771	1,545

Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	25,093	—	25,409	—

Interest expense, net	(2,149)	(1,805)	(6,152)	(5,622)

Net income	$28,141	$3,303	$35,323	$9,671

Basic earnings per share	$2.18	$0.26	$2.74	$0.76

Diluted earnings per share	$2.18	$0.26	$2.74	$0.76

Weighted average number of shares outstanding - Basic	12,911	12,681	12,887	12,676
Weighted average number of share equivalents	7	13	6	14

Weighted average number of shares and equivalents outstanding - Diluted	12,918	12,694	12,893	12,690

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended September 30, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three months ended		Three months ended
	September 30, 2014		September 30, 2013
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income	$28,141	$2.18	$3,303	$0.26
Adjustments:
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	(25,093)	(1.95)	—	—
Transaction costs	198	0.02	39	0.00

Subtotal adjustments to net income	(24,895)	(1.93)	39	0.00

Adjusted net income	$3,246	$0.25	$3,342	$0.26

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Three months ended		Three months ended
	September 30, 2014		September 30, 2013
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income	$28,141	$2.18	$3,303	$0.26
Plus: Depreciation and amortization expense:
Consolidated investments	5,165	0.40	4,502	0.35
Unconsolidated affiliates	499	0.04	869	0.07
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	(25,093)	(1.95)	—	—

FFO	8,712	0.67	8,674	0.68
Transaction costs	198	0.02	39	0.01

AFFO	$8,910	$0.69	$8,713	$0.69

Dividend paid per share		$0.630		$0.625

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the nine months ended September 30, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Nine months ended		Nine months ended
	September 30, 2014		September 30, 2013
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income	$35,323	$2.74	$9,671	$0.76
Adjustments:
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	(25,409)	(1.97)	—	—
Transaction costs	301	0.02	170	0.02

Subtotal adjustments to net income	(25,108)	(1.95)	170	0.02

Adjusted net income	$10,215	$0.79	$9,841	$0.78

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Nine months ended		Nine months ended
	September 30, 2014		September 30, 2013
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share

Net income	$35,323	$2.74	$9,671	$0.76
Plus: Depreciation and amortization expense:
Consolidated investments	14,620	1.13	13,919	1.10
Unconsolidated affiliates	1,881	0.15	2,411	0.19
Less: Gains on fair value recognition resulting from the purchase of minority interests in majority-owned LLCs	(25,409)	(1.97)	—	—

FFO	26,415	2.05	26,001	2.05
Transaction costs	301	0.02	170	0.01

AFFO	$26,716	$2.07	$26,171	$2.06

Dividend paid per share		$1.885		$1.870

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	September 30,	December 31,
	2014	2013
Assets:

Real Estate Investments:
Buildings and improvements	$459,773	$368,295
Accumulated depreciation	(108,374)	(97,921)

	351,399	270,374
Land	35,734	27,374

Net Real Estate Investments	387,133	297,748

Investments in and advances to limited liability companies (“LLCs”)	8,531	39,201

Other Assets:
Cash and cash equivalents	3,739	3,337
Base and bonus rent receivable from UHS	2,165	2,053
Rent receivable - other	4,207	3,310
Intangible assets (net of accumulated amortization of $17.9 million and $13.7 million at September 30, 2014 and December 31, 2013, respectively)	25,116	20,782
Deferred charges, goodwill and other assets, net	5,971	6,714

Total Assets	$436,862	$373,145

Liabilities:

Line of credit borrowings	$120,450	$93,700
Mortgage and other notes payable, non-recourse to us (including net debt premium of $584,000 and $834,000 at September 30, 2014 and December 31, 2013, respectively)	124,321	106,287
Accrued interest	576	491
Accrued expenses and other liabilities	9,478	5,156
Tenant reserves, escrows, deposits and prepaid rents	2,608	1,881

Total Liabilities	257,433	207,515

Equity:

Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2014 - 12,931,065 2013 - 12,858,643	129	128
Capital in excess of par value	223,519	220,691
Cumulative net income	515,368	480,044
Cumulative dividends	(559,517)	(535,176)
Accumulated other comprehensive loss	(70)	(57)

Total Equity	179,429	165,630

Total Liabilities and Equity	$436,862	$373,145